UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 18, 2025
NELNET, INC.
(Exact name of registrant as specified in its charter)

Nebraska	001-31924	84-0748903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street, Suite 100
Lincoln,	Nebraska	68508
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (402) 458-2370
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, Par Value $0.01 per Share	NNI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                    ☐

Item 1.01 Entry into a Material Definitive Agreement.
On April 18, 2025, affiliates of ALLO Holdings LLC (“ALLO”) executed a financing transaction that will result in gross proceeds to ALLO of $500 million (the “Financing”). In conjunction with the Financing, on April 18, 2025, Nelnet, Inc. (“Nelnet”), SDC Allo Holdings, LLC (“SDC”), ALLO, and the Museum of American Speed entered into a Membership Unit Redemption Agreement (the “Redemption Agreement”) pursuant to which ALLO will redeem certain of its membership interests (the “Transaction”).

As part of the Transaction, ALLO will redeem all of Nelnet’s and SDC’s respective outstanding preferred membership interests, including the preferred return accrued on such membership interests as of the closing date. In addition, ALLO will redeem a portion of Nelnet’s voting membership interests of ALLO. The Transaction is expected to close during late May 2025, subject to customary closing conditions.

Upon closing, Nelnet expects to receive aggregate cash proceeds of approximately $410 million and recognize a pre-tax gain of approximately $175 million.

Immediately following the closing of the Transaction, Nelnet will not own any preferred membership interests of ALLO, but will maintain a significant voting equity investment in ALLO. Nelnet’s ownership of ALLO will decrease from 45% to approximately 26%. Nelnet will continue to account for its remaining voting membership interests of ALLO under the Hypothetical Liquidation at Book Value (HLBV) method of accounting, with the carrying value of such interests remaining at $0 as of the closing date of the Transaction.

Certain statements contained in this report may be considered forward looking in nature and are subject to various risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, Nelnet’s actual results may vary materially from those anticipated, estimated, or expected. Among the key risks and uncertainties that may have a direct bearing on Nelnet’s future operating results, performance, or financial condition expressed or implied by the forward-looking statements are the matters discussed in the Risk Factors section of Nelnet’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 27, 2025. Although Nelnet may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Membership Unit Redemption Agreement dated as of April 18, 2025 by and among ALLO Holdings LLC, Nelnet Inc., SDC Allo Holdings, LLC, and Museum of American Speed.

104	Cover Page Interactive Data File (formatted as Inline XBRL and included as Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NELNET, INC.
Date: April 21, 2025                By:    /s/ JAMES D. KRUGER
Name:    James D. Kruger
Title:    Chief Financial Officer